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                                                               Exhibit 99.(e)(2)

                                    [Form of]
                                  AMENDMENT TO
                             DISTRIBUTION AGREEMENT

     AMENDMENT made as of this 25th day of July 2002, between each of the Trusts or Corporation listed on Exhibit A (the "Trust") and J.P. Morgan Fund Distributors, Inc. ("JPMFD" or the "Distributor"), a Delaware corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to the Distribution Agreement dated September 1, 2001, under which JPMFD serves as distributor of the Trust (as amended and in effect on the date hereof, the "Agreement").

     WHEREAS, under the Agreement, JPMFD is designated as the Trust's distributor and performs the distribution services for the Trust that are enumerated in the Agreement;

     WHEREAS, each Series of the Trusts listed on Exhibit A (the "Funds") are required to and have established anti-money laundering programs pursuant to Title III of the USA PATRIOT Act for which the Funds' anti-money laundering compliance officer maintains responsibility for implementation and compliance.

     WHEREAS, the Trust is permitted by applicable law to, and wishes to, delegate certain aspects of its anti-money laundering program to JPMFD in order to implement more effective anti-money laundering procedures;

     NOW, THEREFORE, in consideration of the covenants herein contained, the Trust and JPMFD hereby agree as follows:

     1. Each of the Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. Each of the Distributor and the Trust agrees that it will take such further steps, and cooperate with the other, to facilitate such compliance, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's compliance officer and the applicable regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor not having a relationship with the Trust.

     2. JPMFD hereby agrees to comply with all applicable laws and regulations relating to anti-money laundering and terrorist financing and with the provisions of the Funds' and JPMFD's anti-money laundering program designed to guard against money

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          laundering activities. In connection with this undertaking, JPMFD will perform on behalf of the Funds an appropriate review of each third-party distributing shares of the Funds. The Funds agree that JPMFD will be provided with prior notice of any changes to the Fund's AML program that materially affects the services to be provided by JPMFD and that JPMFD will not be bound to such changes with respect to their obligations in the Fund's AML program without JPMFD's prior approval, except that such changes will become effective without prior approval if such changes are required of JPMFD, in its role as Funds' distributor by applicable laws and regulations.

     3. JPMFD hereby represents that where it is directly responsible for introducing clients' funds into the Funds it will ensure that such clients are not introduced to the Funds until they have been properly identified and their details verified in accordance with the latest money laundering regulations and guidelines and that they will take all reasonable steps in accordance with such regulations and guidelines to ensure that such funds do not come from any illicit activity.

     4. In the event JPMFD delegates any of its responsibilities to a third party or relies on the performance of a third party to perform any aspect of its anti-money laundering program or any of the responsibilities that are set forth in paragraph 3 herein or elsewhere in this amendment to the Agreement, JPMFD agrees that it will be responsible for the selection of each such third party that is retained by JPMFD (each a "Third Party") and that it will obtain the written agreement of such third parties, which provides that such Third Parties will: (i) comply with applicable laws and regulations relating to anti-money laundering and terrorist financing; (ii) permit inspections and allow access to their records by U.S. authorities; and
          (iii) provide evidence and retain records relating to its review.

     5. JPMFD also agrees that it will maintain sufficient oversight and conduct proper due diligence investigations, as required by applicable law, of any such Third Party, on its own behalf and on behalf of the Funds, in order to reasonably assure that its performance is consistent with its representations under this amendment to the Agreement.

     6.   JPMFD confirms that it promptly will supply the Funds with a copy of
          (i) its anti-money laundering policy and procedures, (ii) the most recent audit report and any further audit reports regarding such policy and procedures as it relates to the Funds, and (iii) such other certifications and representations regarding such policy and procedures as the Trust may from time to time reasonably request. The Funds confirm that they will supply JPMFD with a copy of the Fund's anti-money laundering program and will provide JPMFD with any changes thereto, as set forth in section 2 above.

     7. JPMFD also confirms that, on reasonable request, it will promptly supply the Trust with evidence of the work that it has carried out to fulfill its responsibilities described in the preceding paragraphs.

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                                    EXHIBIT A

                               TRUSTS/CORPORATION

                          J.P. MORGAN FUNDS - MA Trust

                   J.P. MORGAN INSTITUTIONAL FUNDS - MA Trust

                       J.P. MORGAN SERIES TRUST - MA Trust

                     J.P. MORGAN SERIES TRUST II - DE Trust

                   FLEMING MUTUAL FUND GROUP - MD Corporation

                          MUTUAL FUND GROUP - MA Trust

                          MUTUAL FUND TRUST - MA Trust

                       MUTUAL FUND SELECT GROUP - MA Trust

                       MUTUAL FUND SELECT TRUST - MA Trust

                     MUTUAL FUND INVESTMENT TRUST - MA Trust

                  MUTUAL FUND VARIABLE ANNUITY TRUST - MA Trust

                   J.P. MORGAN FLEMING SERIES TRUST - MA Trust

                    J.P. MORGAN MUTUAL FUND SERIES - MA Trust

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                     J.P. MORGAN FUNDS
                                     J.P. MORGAN INSTITUTIONAL FUNDS
                                     J.P. MORGAN SERIES TRUST
                                     J.P. MORGAN SERIES TRUST II
                                     MUTUAL FUND GROUP
                                     MUTUAL FUND TRUST
                                     MUTUAL FUND SELECT GROUP
                                     MUTUAL FUND SELECT TRUST
                                     MUTUAL FUND INVESTMENT TRUST
                                     MUTUAL FUND VARIABLE ANNUITY TRUST
                                     J.P. MORGAN FLEMING SERIES TRUST
                                     J.P. MORGAN MUTUAL FUND SERIES
                                     FLEMING MUTUAL FUND GROUP


                                     By:
                                        -------------------------------------

                                     Name:
                                          -----------------------------------

ATTEST:                              Title:
       -------------------------           ----------------------------------


                                     J.P. MORGAN FUND DITRIBUTORS, INC.

                                     By:
                                        -------------------------------------

                                     Name:
                                          -----------------------------------

ATTEST:                              Title:
       -------------------------           ----------------------------------

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